Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces

Third Quarter 2018 Results and a Quarterly Dividend

New York, NY, October 26, 2018......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and nine months ending September 30, 2018.

Consolidated net sales for the third quarter of 2018 were $296.6 million, compared to consolidated net sales of $281.1 million during the comparable quarter in 2017. Earnings from continuing operations for the third quarter of 2018 were $19.3 million or 84 cents per diluted share, compared to $17.1 million or 74 cents per diluted share in the third quarter of 2017. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the third quarter of 2018 were $19.1 million or 83 cents per diluted share, compared to $17.2 million or 74 cents per diluted share in the third quarter of 2017.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for the nine month period ended September 30, 2018, were $845.1 million, compared to consolidated net sales of $876.2 million during the comparable period in 2017.  Earnings from continuing operations for the nine month period ended September 30, 2018, were $44.7 million or $1.95 per diluted share, compared to $51.7 million or $2.22 per diluted share in the comparable period of 2017.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the nine months ended September 30, 2018, and 2017 were $46.7 million or $2.03 per diluted share and $53.2 million or $2.28 per diluted share, respectively.

Mr. Eric P. Sills, Standard Motor Products’ Chief Executive Officer and President, stated, “We are pleased with our performance in the quarter. After a challenging first half, which was largely impacted by temporary or timing-related issues, our third quarter showed positive signs of recovery.  We believe this trend will continue for the balance of the year.

“Engine Management sales were essentially flat for the quarter. Our Wire and Cable product line, which is in gradual decline, was down 6.7%, while the balance of our Engine Management business showed an increase of 2.3%. Both of these trends are in line with our stated expectations. Meanwhile, excluding Wire and Cable, our customers have been reporting solid POS gains all year, which in the third quarter were up in the mid-single digits over 2017.

“Our Engine Management gross margin in the third quarter showed a 50 basis point improvement over the second quarter, as we are now beginning to see the gradual improvement in our efficiencies as we fully integrate the General Cable operation into our Reynosa, Mexico facility. While there remains much to be done, we are pleased to see this trending in the right direction.

“Year-to-date our Engine Management net sales were 4.9% below 2017 overall, and 3.2% below 2017 excluding Wire and Cable. As previously reported, the shortfall in the first half of the year was due to a few customers placing large pipeline orders in 2017 that were not repeated this year.

“Turning to Temperature Control, sales rebounded very strongly in the quarter, up 18.4% from last year. This was the result of a warm summer, compared to a mild summer in 2017. Sales year-to-date are essentially flat as compared to 2017. As previously reported, our first half sales lagged 2017 by almost 11%, as our customers entered 2018 with above normal inventory levels, and therefore placed substantially lower pre-season orders this year.

“The warm weather continued into autumn, which bodes well not just for this year’s sales, but for next year’s pre-season orders as well, as we expect our customers to end the year with lower than typical inventories.

“Temperature Control gross margin increased to 27.6% for the quarter, up from 26.8% from last year. This reflects the fact that we are now essentially fully low cost in our manufacturing, having exited our Texas operations in 2017. However, much of the gross margin improvement was negated by incremental SG&A associated with higher than usual distribution expenses. These increases were due to a combination of significant additional labor costs to keep up with the surge in sales, as well as start-up costs related to the installation of a new automation project in our distribution center.  We believe this project will be complete and fully optimized by year-end, and we will see substantial improvement next year.

“In closing, while we recognize that there is still a great deal of work ahead of us, we are pleased with the quarter, and feel that the temporary issues that have recently had a negative impact on us are either waning or are in the past. Coupled with strong signs of customer sell-through and industry health in general, we are excited about the future.”

The Board of Directors has approved payment of a quarterly dividend of 21 cents per share on the common stock outstanding. The dividend will be paid on December 3, 2018 to stockholders of record on November 15, 2018.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Friday, October 26, 2018.  The dial-in number is 866-342-8591 (domestic) or 203-518-9713 (international). The playback number is 800-839-5125 (domestic) or 402-220-1502 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
NET SALES	$296,619	$281,058	$845,081	$876,165

COST OF SALES	209,313	198,523	603,897	618,854

GROSS PROFIT	87,306	82,535	241,184	257,311

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	60,137	54,963	175,604	172,726
RESTRUCTURING AND INTEGRATION EXPENSES	6	1,132	3,073	3,914
OTHER INCOME, NET	15	316	328	946

OPERATING INCOME	27,178	26,756	62,835	81,617

OTHER NON-OPERATING INCOME, NET	351	482	800	2,372

INTEREST EXPENSE	1,254	595	3,137	1,785

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	26,275	26,643	60,498	82,204

PROVISION FOR INCOME TAXES	7,002	9,535	15,801	30,468

EARNINGS FROM CONTINUING OPERATIONS	19,273	17,108	44,697	51,736

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(3,524)	(3,983)	(5,014)	(5,113)

NET EARNINGS	$15,749	$13,125	$39,683	$46,623

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.86	$0.75	$1.99	$2.27
DISCONTINUED OPERATION	(0.16)	(0.17)	(0.22)	(0.22)
NET EARNINGS PER COMMON SHARE - BASIC	$0.70	$0.58	$1.77	$2.05

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.84	$0.74	$1.95	$2.22
DISCONTINUED OPERATION	(0.15)	(0.17)	(0.22)	(0.22)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.69	$0.57	$1.73	$2.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,424,962	22,660,157	22,464,697	22,774,927
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,938,925	23,174,700	22,954,649	23,287,052

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED SEPTEMBER 30,				NINE MONTHS ENDED SEPTEMBER 30,
	2018		2017		2018		2017
	(Unaudited)				(Unaudited)
Revenues
Ignition, Emission and Fuel System Parts	$159,101		$155,544		$482,640		$498,802
Wire and Cable	38,469		41,232		117,847		132,637
Engine Management	197,570		196,776		600,487		631,439

Compressors	54,842		44,733		131,680		132,278
Other Climate Control Parts	41,237		36,427		105,000		106,563
Temperature Control	96,079		81,160		236,680		238,841

All Other	2,970		3,122		7,914		5,885
Revenues	$296,619		$281,058		$845,081		$876,165

Gross Margin
Engine Management	$57,188	28.9%	$57,808	29.4%	$171,440	28.6%	$187,531	29.7%
Temperature Control	26,523	27.6%	21,721	26.8%	60,990	25.8%	62,539	26.2%
All Other	3,595		3,006		8,754		7,241
Gross Margin	$87,306	29.4%	$82,535	29.4%	$241,184	28.5%	$257,311	29.4%

Selling, General & Administrative
Engine Management	$35,553	18.0%	$34,289	17.4%	$106,415	17.7%	$108,497	17.2%
Temperature Control	17,961	18.7%	13,665	16.8%	46,511	19.7%	41,215	17.3%
All Other	6,623		7,009		22,678		23,014
Selling, General & Administrative	$60,137	20.3%	$54,963	19.6%	$175,604	20.8%	$172,726	19.7%

Operating Income
Engine Management	$21,635	11.0%	$23,519	12.0%	$65,025	10.8%	$79,034	12.5%
Temperature Control	8,562	8.9%	8,056	9.9%	14,479	6.1%	21,324	8.9%
All Other	(3,028)		(4,003)		(13,924)		(15,773)
Subtotal	27,169	9.2%	27,572	9.8%	65,580	7.8%	84,585	9.7%
Restructuring & Integration	(6)	0.0%	(1,132)	-0.4%	(3,073)	-0.4%	(3,914)	-0.4%
Other Income, Net	15	0.0%	316	0.1%	328	0.0%	946	0.1%
Operating Income	$27,178	9.2%	$26,756	9.5%	$62,835	7.4%	$81,617	9.3%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$19,273	$17,108	$44,697	$51,736

RESTRUCTURING AND INTEGRATION EXPENSES	6	1,132	3,073	3,914
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	(144)	(463)	(144)	(463)
GAIN FROM SALE OF BUILDINGS	-	(262)	(218)	(786)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(1)	(348)	(742)	(1,251)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$19,134	$17,167	$46,666	$53,150

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.84	$0.74	$1.95	$2.22

RESTRUCTURING AND INTEGRATION EXPENSES	-	0.05	0.13	0.16
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	(0.01)	(0.02)	(0.01)	(0.02)
GAIN FROM SALE OF BUILDINGS	-	(0.01)	(0.01)	(0.03)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	-	(0.02)	(0.03)	(0.05)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.83	$0.74	$2.03	$2.28

OPERATING INCOME

GAAP OPERATING INCOME	$27,178	$26,756	$62,835	$81,617

RESTRUCTURING AND INTEGRATION EXPENSES	6	1,132	3,073	3,914
OTHER INCOME, NET	(15)	(316)	(328)	(946)

NON-GAAP OPERATING INCOME	$27,169	$27,572	$65,580	$84,585

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AND OPERATING INCOME, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2018	December 31, 2017
	(Unaudited)

ASSETS

CASH	$27,321	$17,323

ACCOUNTS RECEIVABLE, GROSS	168,846	145,024
ALLOWANCE FOR DOUBTFUL ACCOUNTS	5,537	4,967
ACCOUNTS RECEIVABLE, NET	163,309	140,057

INVENTORIES	318,420	326,411
UNRETURNED CUSTOMER INVENTORY	21,295	-
OTHER CURRENT ASSETS	11,681	12,300

TOTAL CURRENT ASSETS	542,026	496,091

PROPERTY, PLANT AND EQUIPMENT, NET	91,735	89,103
GOODWILL	67,387	67,413
OTHER INTANGIBLES, NET	50,263	56,261
DEFERRED INCOME TAXES	34,907	32,420
INVESTMENT IN UNCONSOLIDATED AFFILIATES	33,785	31,184
OTHER ASSETS	16,284	15,095

TOTAL ASSETS	$836,387	$787,567

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$45,000	$57,000
CURRENT PORTION OF OTHER DEBT	5,980	4,699
ACCOUNTS PAYABLE	84,031	77,990
ACCRUED CUSTOMER RETURNS	53,717	35,916
ACCRUED CORE LIABILITY	30,002	11,899
OTHER CURRENT LIABILITIES	90,221	98,393

TOTAL CURRENT LIABILITIES	308,951	285,897

OTHER LONG-TERM DEBT	26	79
ACCRUED ASBESTOS LIABILITIES	35,319	33,376
OTHER LIABILITIES	18,039	14,561

TOTAL LIABILITIES	362,335	333,913

TOTAL STOCKHOLDERS' EQUITY	474,052	453,654

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$836,387	$787,567

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	NINE MONTHS ENDED SEPTEMBER 30,
	2018	2017
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
NET EARNINGS	$39,683	$46,623
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	17,745	17,439
OTHER	12,220	14,065
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(23,428)	(27,753)
INVENTORY	2,761	(18,746)
ACCOUNTS PAYABLE	5,193	90
PREPAID EXPENSES AND OTHER CURRENT ASSETS	1,202	(4,805)
SUNDRY PAYABLES AND ACCRUED EXPENSES	12,828	8,728
OTHER	(619)	1,120
NET CASH PROVIDED BY OPERATING ACTIVITIES	67,585	36,761

CASH FLOWS FROM INVESTING ACTIVITIES
ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(9,852)	-
CAPITAL EXPENDITURES	(15,633)	(17,710)
OTHER INVESTING ACTIVITIES	37	6
NET CASH USED IN INVESTING ACTIVITIES	(25,448)	(17,704)

CASH FLOWS FROM FINANCING ACTIVITIES
NET CHANGE IN DEBT	(10,537)	18,153
PURCHASE OF TREASURY STOCK	(9,271)	(20,000)
DIVIDENDS PAID	(14,144)	(12,990)
OTHER FINANCING ACTIVITIES	1,382	658
NET CASH USED IN FINANCING ACTIVITIES	(32,570)	(14,179)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	431	724
NET INCREASE IN CASH AND CASH EQUIVALENTS	9,998	5,602
CASH AND CASH EQUIVALENTS at beginning of Period	17,323	19,796
CASH AND CASH EQUIVALENTS at end of Period	$27,321	$25,398